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                                                                   EXHIBIT 23.01



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2001, in the Registration Statement (Form
S-3, No. 33-     ) and related Prospectus of Reliance Steel & Aluminum Co. for
the registration of         shares of its common stock.

We also consent to the incorporation by reference therein of our report dated February 9, 2001, with respect to the financial statement schedule of Reliance Steel & Aluminum Co. for the years ended December 31, 2000, 1999, and 1998 included in the Annual Report on Form 10-K for 2000 filed with the Securities and Exchange Commission.



                                        [SIGNED] Ernst & Young LLP

Long Beach, California
June 4, 2001